UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 6, 2016

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

On May 6, 2016, the Company entered into an Asset and Franchise Purchase Agreement (the “Purchase Agreement”) among the Company, T&J Chiropractic Management, Inc. , a California corporation (“T&J”), Vortex Financial Management, Inc., a California corporation, (“Vortex” and together with T&J, the “Seller”), Anita Davis, Johnny Linderman and Ped Abghari aka Ted Abghari, under which the Company repurchased from the Seller three operating franchises, two of which are located in Riverside County, California and one of which is located in San Bernardino County, California (the “Repurchase Transaction”) . The Company intends to operate the three operating franchises to manage three Joint clinics as Company-owned clinics.

The total consideration for the Repurchase Transaction was $595,000, $495,000 of which was paid in cash and $100,000 of which was funded with a promissory note.

The foregoing description of the Repurchase Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Asset and Franchise Purchase Agreement dated as of May 6, 2016, by and among The Joint Corp., a Delaware corporation, T&J Chiropractic Management, Inc. , a California corporation, Vortex Financial Management, Inc., a California corporation, Anita Davis, Johnny Linderman and Ped Abghari aka Ted Abghari.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2016.

The Joint Corp.

	By	/s/ John B. Richards
John B. Richards
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset and Franchise Purchase Agreement dated as of May 6, 2016, by and among The Joint Corp., a Delaware corporation, T&J Chiropractic Management, Inc. , a California corporation, Vortex Financial Management, Inc., a California corporation, Anita Davis, Johnny Linderman and Ped Abghari aka Ted Abghari.

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